SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   )

X  Filed by the Registrant
   Filed by a Party other than the Registrant

Check the appropriate box:

   Preliminary Proxy Statement      Confidential, for Use of
                                      the Commission Only as
                                      permitted by Rule
                                      14a-6(e)(2)

X  Definitive Proxy Statement
   Definitive Additional Materials
     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-
     12

                       MENTOR CORPORATION
        (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

X  No fee required
   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1. Title of each class of securities to which transaction
      applies:
      _________________________________________________________

   2. Aggregate number of securities to which transaction
      applies:
      _________________________________________________________

   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   ____________________________________________________________

   4. Proposed maximum aggregate value of transaction:
   ____________________________________________________________

   5. Total fee paid:
   ____________________________________________________________

   Fee paid previously with preliminary materials.

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1. Amount Previously Paid:
   ______________________________________________________________

   2. Form, Schedule or Registration Statement No.:
   ______________________________________________________________

   3. Filing Party:
   ______________________________________________________________

   4. Date Filed:
   ______________________________________________________________

                       MENTOR CORPORATION

                      5425 Hollister Avenue
                Santa Barbara, California  93111
                    Telephone: (805) 681-6000

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD SEPTEMBER 16, 1998

       NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Mentor Corporation, a Minnesota corporation (the "Company") will be held Wednesday, September 16, 1998 at 10:00 a.m. (Central Daylight Time) at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, to consider and take action upon the following matters:

          1. To fix at six (6) the number of directors on the Board of Directors;
          2. To elect a Board of Directors to serve until the next Annual Meeting, or until their successors are elected;
          3. To ratify the appointment of Ernst & Young LLP to act as independent auditors of the Company for the fiscal year ending March 31, 1999; and
          4. To transact such other business that may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on July 20, 1998 as the record date for the determination of the shareholders entitled to vote at the meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.
                                        BY ORDER OF THE BOARD OF
                                        DIRECTORS

                                        Anthony R. Gette
                                        Secretary
Dated:  July 31, 1998

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.
                       MENTOR CORPORATION

                         PROXY STATEMENT
               FOR ANNUAL MEETING OF SHAREHOLDERS
                       SEPTEMBER 16, 1998

            SOLICITATION AND REVOCABILITY OF PROXIES

   This Proxy Statement is furnished to the shareholders of Mentor Corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of the enclosed proxy for use at the Annual Meeting of Shareholders to be held Wednesday, September 16, 1998, at 10:00 a.m. (Central Daylight
Time) at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, or at any adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the Notice of Annual Meeting of Shareholders. All Common Stock represented by proxies in the form solicited will be voted in accordance with the instructions indicated therein, but proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of revocation of the proxy's authority or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. A shareholder who attends the Annual Meeting need not revoke his or her proxy and vote in person, unless he or she wishes to do so.

   Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by special letter.

   So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. In the event that any other matters calling for a vote of shareholders properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy will vote in accordance with their judgment on such other matters.

   The Annual Report of the Company, including financial statements, for the fiscal year ended March 31, 1998 is being furnished to each shareholder with this Proxy Statement.

   The principal executive offices of the Company are located at 5425 Hollister Avenue, Santa Barbara, California 93111. The approximate mailing date of this Proxy Statement and the accompanying form of proxy is August 12, 1998.

          RECORD DATE, QUORUM AND VOTING OF SECURITIES

   The Common Stock of the Company, par value $.10 per share, is the only authorized voting security of the Company. Only the holders of the Company's Common Stock whose names appear of record on the Company's books on July 20, 1998 will be entitled to notice of, and to vote at, the 1998 Annual Meeting. At the close of business on July 20, 1998, a total of 25,111,789 shares of Common Stock were outstanding, each entitled to one vote. Holders of Common Stock do not have cumulative voting rights. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions, which may be specified on all proposals other than the election of directors, are counted in tabulations of the votes cast on proposals presented to shareholders and will have the same effect as negative votes; whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration.

         DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS

   Proposals of shareholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received no later than April 1, 1999, in order that they may be included in the proxy statement and form of proxy relating to that meeting. Appropriate proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting without inclusion in the proxy statement must be received by the Company by June 21, 1999. If the date of the next Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the Annual Meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

           MATTERS TO BE CONSIDERED AT ANNUAL MEETING

         PROPOSAL 1:  DESIGNATION OF NUMBER OF DIRECTORS

   The Company's By-Laws provide that the Board of Directors must consist of not less than three directors, with the number to be determined by a resolution of the shareholders. Currently the Board of Directors consists of six (6) directors. The Board of Directors has recommended that the number of directors constituting the Board of Directors for the ensuing year be fixed at six (6).

   APPROVAL OF THIS PROPOSAL 1 IS A CONDITION TO THE ELECTION OF THE DIRECTORS SET FORTH IN PROPOSAL 2 BELOW. FAILURE OF THE SHAREHOLDERS TO APPROVE THIS PROPOSAL 1 AT THE ANNUAL MEETING WILL RESULT IN EACH OF THE CURRENT DIRECTORS HOLDING OFFICE UNTIL HIS SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

   If proxies representing sufficient votes to approve Proposal 1 have not been received by the scheduled date of the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting to a later date and time, or the individuals named as proxies may vote to so adjourn the Annual Meeting, for the purpose of soliciting additional proxies.

   The Board of Directors recommends that the shareholders vote
FOR Proposal 1, fixing at six (6) the number of directors on the Board of Directors.


               PROPOSAL 2:  ELECTION OF DIRECTORS

   Provided that the shareholders approve Proposal 1, six directors are to be elected at the Annual Meeting. Unless specifically directed otherwise, it is the intention of the proxy holders named in the enclosed proxy to vote such proxies for the six nominees first named below, all of which are currently directors, to hold office until the 1999 Annual Meeting of Directors and until their successors are elected and qualified. There are currently six directors on the Company's Board of Directors.

   Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding these nominees is set forth in the table below.


                            Director   Principal Occupation and Business
        Name (Age)            Since    Experience for Last Five Years

Christopher J. Conway (59)    1969     Founder, Chairman of the Board and
                                       Chief Executive Officer since
                                       1969.

Anthony R. Gette (42)         1988     President and Chief Operating
                                       Officer since April 1987;
                                       Secretary since March 1986;
                                       Executive Vice President from
                                       September 1986 to April 1987; Vice
                                       President, Finance from September
                                       1983 to September 1986.

Eugene G. Glover (55)         1969     Private investor since October
                                       1986; Founder & Vice President,
                                       Engineering of the Company from
                                       1969 to October 1986.

Walter W. Faster (64)         1980     Retired February 1997 as Vice
                                       President, Corporate Growth and
                                       Development for General
                                       Mills, Inc.(1); held various
                                       marketing and finance capacities
                                       at General Mills since 1963.

Michael Nakonechny (69)       1980     President of NAK Associates
                                       Corp.(2) since 1981; Chairman of
                                       the Board and Secretary of
                                       Transducer Systems, Inc.(3) from
                                       November 1968 to January 1989.

Dr. Richard W. Young (70)     1990     Private investor since April 1992;
                                       Consultant to Mentor O & O,
                                       Inc.(4) from April 1990 to 1992;
                                       Chairman and Chief Executive
                                       Officer of Mentor O & O, Inc. from
                                       April 1985 to 1990; Employed as
                                       President of Houghton Mifflin
                                       Company(5) from 1982 to 1985;
                                       Director of Mentor Ophthalmics,
                                       Inc. and of Instron
                                       Corporation.(6)


(1) General Mills, Inc. is a major manufacturer of packaged foods and other consumer goods.
(2) NAK Associates Corp. is a closely-held company engaged in consulting engineering.
(3) Transducer Systems, Inc. is a manufacturer of electro-mechanical transducers.
(4) Mentor O & O, Inc. was acquired by the Company in April 1990. It is a manufacturer of ophthalmic surgical and diagnostic equipment. During fiscal 1997, Mentor O&O's name was changed to Mentor Ophthalmics.
(5)   Houghton Mifflin Company is a major publishing firm.
(6) Instron Corporation is a manufacturer of materials testing instruments, systems, software and accessories.

   THE ELECTION OF DIRECTORS PURSUANT TO THIS PROPOSAL 2 IS
CONDITIONED UPON APPROVAL OF PROPOSAL 1.

   The Board of Directors recommends that the shareholders vote
FOR the election of the nominees named above to serve as directors of the Company until the next annual meeting following the 1998 Annual Meeting or until their respective successors have been elected and qualified.

Board Meetings and Committees

     During the fiscal year ended March 31, 1998, the Board of Directors met or adopted resolutions by unanimous written consent on 12 occasions. No director attended less than 75% of the aggregate number of Board of Directors meetings and meetings of committees on which he served (including actions taken by written consent).

     The Company has an Audit Committee, currently consisting of Messrs. Faster, Glover, Nakonechny, and Young. The principal functions of the audit committee are to (i) recommend to the Board of Directors the independent public accountants to act as the Company's independent auditors; (ii) discuss with the independent auditors the scope of their audit; (iii) discuss with the independent auditors and the Company's executive officers the Company's accounting principles, policies and practices; (iv) discuss with the independent auditors the adequacy of the Company's accounting, financial and operating controls, and (v) approve the internal audit department annual audit schedule and review with the internal audit department the results and recommendations of those audits.

     The Audit Committee has adopted procedures providing for its prior review and consideration of the effect of non-audit services on the independence of Ernst & Young LLP and the approval of the types of, and estimated fees for, professional services which are expected to be performed by Ernst & Young LLP during the forthcoming fiscal year.

     The Audit Committee met once during the fiscal year ended
March 31, 1998 with all committee members present.

     The Company has a standing Compensation Committee, currently consisting of Messrs. Faster, Glover, Nakonechny and Young. The principal functions of the Compensation Committee are to review and recommend compensation for executive personnel. The Compensation Committee met once during the fiscal year ended March 31, 1998 with all members present.

     The Company has a Stock Option Committee, currently consisting of Messrs. Faster, Glover, Nakonechny, and Young. The principal functions of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee met twice during the fiscal year ended March 31, 1998 with all members present.

Nominating Procedures

     The Company does not have a separately constituted committee to nominate candidates for election to the Board of Directors of the Company. Such candidates are chosen by the existing Board after taking into consideration the recommendations of the Company's executive officers and shareholders. Shareholders wishing to submit recommendations for nomination should send them in writing to the attention of the Company's Chairman at the Company's principal executive office within sixty days after the end of the Company's fiscal year.

Compensation of Directors

     Board members who are employees of the Company do not receive compensation for their services as directors. During the Company's fiscal year ended March 31, 1998 and currently, individual non-employee Board members received an annual fee of $20,000. In addition, each person who is a non-employee director on the date of an annual meeting of shareholders is entitled to receive an automatic option grant under the Company's 1991 Stock Option Plan (the "Option Plan") of options to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value per share of the Common Stock on the date of such grant. These options have a term of ten years and become exercisable in four equal annual installments over the optionee's period of Board service, beginning one year after the grant date. Under the Option Plan, each person who is newly elected or appointed as a non-employee director will receive, on the date of election or appointment, an automatic option grant to purchase 20,000 shares of Common Stock. The maximum number of shares of Common Stock that a non-employee director currently may receive under the Option Plan is 60,000, plus 60,000 to the extent the non-employee director received options to purchase 30,000 shares on May 17, 1994 and 30,000 shares on May 15, 1997, less the number of shares granted to the director under any prior option plan of the Company, taking into account adjustment for the Company's 2 for 1 stock split effectuated in September 1995. Currently, all non-employee directors have received such maximum number of shares.

        PROPOSAL 3:  RATIFICATION OF INDEPENDENT AUDITORS

   Pursuant to authority delegated to the Audit Committee by the Board of Directors, the Audit Committee has appointed the firm of Ernst & Young LLP to act as principal independent auditors for the Company for the fiscal year ending March 31, 1999. This appointment will be submitted to the Company's shareholders for ratification. This firm has audited the financial statements of the Company for the fiscal year ended March, 31, 1998, and for prior years, and has advised the Company that neither the firm nor any of its partners has any direct or indirect material financial interests in the Company or its subsidiaries, nor have they had any connection during the past three years with the Company or its subsidiaries, in any capacity other than that of independent accountants and auditors. Ernst & Young LLP will have representatives at the 1998 Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

   In the event the shareholders do not ratify the appointment of Ernst & Young LLP, the selection of other independent auditors will be considered by the Board of Directors.

   The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending
March 31, 1999.


                          OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                           MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

     The following table shows the ownership of the Common Stock of the Company on July 20, 1998, (i) by each person who, to the knowledge of the Company, owned beneficially more than five percent (5%) of such stock, (ii) by each of the Company's directors, (iii) by each of the executive officers named in the Summary Compensation Table below, and (iv) by all directors and executive officers who served as directors or executive officers as of March 31, 1998 as a group:


                                          Amount and
   Name and Address (if percentage of      Nature of      Approximate
           Shares applicable)             Beneficial       Percent of
           of Beneficial Owner             Ownership  (1     Class
                                                      )

5%  Stockholders:

   None

Directors:
   Christopher J. Conway (2)               1,184,100        4.5%
   Eugene G. Glover                          546,000  (3    2.1%
                                                      )
   Byron G. Shaffer                          823,700  (4    3.1%
                                                      )
   Walter W. Faster                          148,600           *
   Michael Nakonechny                        240,500           *
   Anthony R. Gette (2)                      390,000        1.5%
   Richard W. Young                           94,000           *

Named Executive Officers:
   Dennis E. Condon (5)                      248,580  (6       *
                                                      )
   Gary E. Mistlin                           150,500           *
   Bobby K. Purkait                          104,500           *

All directors and executive officers
    as a group (12 persons)                3,825,000       14.9%

*  Less than 1%

(1) These shares, unless noted below, are subject to the sole voting and investment power of the indicated person. The figures include options to purchase Common Stock exercisable within sixty days and held by: Mr. Conway, 382,834 shares; Mr. Glover, 80,000 shares; Mr. Shaffer, 80,000 shares; Mr. Faster, 80,000 shares; Mr. Nakonechny, 60,000 shares; Mr. Gette, 339,000 shares; Dr. Young, 94,000 shares; Mr. Condon, 0 shares; Mr. Mistlin, 139,500 shares; Mr. Purkait, 104,500 shares; and all directors and executive officers as a group, 1,254,834 shares.

(2)  Also an executive officer named in the Summary Compensation
     Table.

(3) Includes 426,000 shares held by a trust of which Mr. Glover is the sole trustee.

(4) Includes 103,800 shares owned by Mr. Shaffer's spouse and 120,000 shares owned by Mr. Shaffer as custodian for their children. Mr. Shaffer resigned as a Director of the Company effective July 31, 1998.

(5)  Mr. Condon resigned from the Company effective August 1,
     1998.

(6)  Includes 540 shares owned by Mr. Condon's spouse.


Executive Compensation and Related Information

   Executive compensation is determined by the Board of Directors based on the recommendations of the Compensation Committee, which is composed entirely of independent, outside directors. The following information relates to compensation paid by the Company for services rendered during the three (3) fiscal years ended March 31, 1998 for the Company's Chief Executive Officer and each of the other four (4) most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE
                                                                                        Long Term Compensation
                                  Annual Compensation                Awards                 Payouts
                                                                               Securities
                                                     Other Annual  Restricted  Underlying    LTIP     All Other
  Name and Principal   Fiscal   Salary    Bonus (1)  Compensation    Stock    Options/SARs  Payouts Compensation
       Position         Year      ($)        ($)         ($)       Awards ($)   (#) (3)       ($)      (2) ($)
Christopher J. Conway  1998    $372,600   $      -        -            -         60,000        -       $9,835
Chairman and CEO       1997    $358,300   $174,230        -            -         60,000        -       $9,143
                       1996    $340,900   $338,307        -            -         70,000        -       $5,013

Anthony R. Gette       1998    $279,600   $      -        -            -         40,000        -       $8,049
President, Secretary   1997    $268,800   $165,709        -            -         40,000        -       $7,531
and COO                1996    $258,200   $256,236        -            -         60,000        -       $5,262

Dennis E. Condon       1998    $200,000   $      -        -            -         24,000        -       $6,967
President,             1997    $187,400   $ 82,077        -            -         24,000        -       $6,685
Mentor Medical, Inc.   1996    $180,000   $211,247        -            -         30,000        -       $4,100

Gary E. Mistlin        1998    $180,000   $      -        -            -         14,000        -       $6,124
Vice President of      1997    $173,100   $ 43,627        -            -         14,000        -       $5,410
Finance/Treasurer      1996    $157,000   $ 56,115        -            -         16,000        -       $3,503

Bobby K. Purkait       1998    $175,000   $      -        -            -         14,000        -       $5,159
Vice President         1997    $149,100   $ 38,337        -            -         14,000        -       $3,672
Research & Development 1996    $139,500   $ 45,989        -            -         16,000        -       $2,580


(1) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of the fiscal year.

(2) Represents matching amounts contributed by the Company on behalf of the named individual under the terms of the Company's 401(k) Plan.

                         OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                                     Potential Realizable
                                                                       Value at Assumed
                                                                       Annual Rates of
                                                                         Stock Price
                                                                       Appreciation for
                                     Individual Grants                 Option Terms (3)
                        Securities   % of Total   Exercise
                        Underlying  Options/SARs  or Base
                       Options/SARs  Granted to    Price
                       Granted (#)  Employees in ($/Share) Expiration
         Name             (1)(4)    Fiscal Year     (2)       Date      5%         10%
Christopher J. Conway     60,000    13.7%        $21.88    05/15/07  $825,424 $2,091,787
Anthony R. Gette          40,000    9.1%         $21.88    05/15/07  $550,283 $1,394,525
Dennis E. Condon          24,000    5.5%         $21.88    05/15/07  $330,170   $836,715
Gary E. Mistlin           14,000    3.2%         $21.88    05/15/07  $192,599   $488,084
Bobby K. Purkait          14,000    3.2%         $21.88    05/15/07  $192,599   $488,084


(1) All of these options were granted under the 1991 Stock Option Plan on May 15, 1997. Each option will become exercisable for the option shares in four equal and successive annual installments over the optionee's period of service with the Company, beginning one year after the grant date. Each option has a maximum term of ten years, subject to earlier termination immediately prior to a Change in Control (as defined in the 1991 Stock Option Plan); alternatively, the administrator of the 1991 Stock Option Plan may provide for replacement of outstanding options with options to purchase shares of the surviving corporation, or for a cash payment in exchange for the cancellation of outstanding options.

(2) The exercise price of each option is equal to the market value of the Common Stock on the date of grant. The exercise price may be paid in cash, in Common Stock or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The administrator of the 1991 Stock Option Plan may authorize a loan or loan guarantee from the Company to help the optionee pay the exercise price or the administrator may permit the optionee to pay the option price in installments.

(3) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten year option term. These values are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. There is no assurance that the actual stock price appreciation over the ten year option term will be at the assumed 5% or 10% levels, or at any other defined level.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES
                         Shares                 Number of Securities Underlying  Value of Unexercised In-
                      Acquired on     Value       Unexercised Options/SARs at    The-Money Options/SARs at
                        Exercise     Realized           Fiscal Year End               Fiscal Year (2)
        Name              (#)        ($) (1)    Exercisable   Unexercisable     Exercisable   Unexercisable
Christopher J. Conway    66,666     $1,487,485     323,334         152,000      $6,390,888    $1,362,375
Anthony R. Gette              0              -     294,000         110,000      $5,935,331    $1,057,500
Dennis E. Condon         30,000     $  739,375     147,000          63,000      $2,928,000    $  586,125
Gary E. Mistlin               0              -     122,500          38,500      $2,493,250    $  382,000
Bobby K. Purkait         25,000     $  626,875      87,500          38,500      $1,738,250    $  382,000


(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) An in-the-money option is an option which has an exercise price for the Common Stock which is lower than the fair market value of the Common Stock on a specified date. The fair market value of the Company's Common Stock at March 31, 1998 was $27.63 per share.


Employment Contracts and Severance Arrangements

   The Company has entered into an Employment Agreement with Malcolm Boddy, the President of Mentor Manufacturing Operations Division. The agreement provided for Mr. Boddy to receive in fiscal 1998 (i) a base salary of $200,000, prorated from the date of employment, (ii) a bonus of up to 40% of such base salary based on attainment of mutually designated objectives,
(iii) options to purchase 25,000 shares of Common Stock, with a vesting period of five years, and (iv) a relocation package to defray his costs of moving to Santa Barbara, California. Beginning in fiscal 1999, Mr. Boddy's compensation is fixed annually by the Compensation Committee. The agreement also provides that upon termination of Mr. Boddy's employment by the Company without cause (as defined therein), Mr. Boddy will be entitled to severance compensation equal to three months of base salary plus one month of base salary for each complete year of service with the Company.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Company's Compensation Committee (the "Committee") was established in 1980 and is composed entirely of independent, outside members of the Company's Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program and assesses the effectiveness and competitiveness of the overall program.

   Mentor's executive compensation program is designed to accomplish several goals, including:

   To attract, retain, and motivate employees of outstanding ability
   To link changes in employee compensation to individual and corporate performance
   To align the interests of management with the interests of the Company's shareholders
   To provide levels of compensation that are competitive with those provided in the markets in which the Company competes for executives.

Key Provisions of the Executive Compensation Program

   The Company's executive compensation plan consists of three components: base salary, annual incentive bonus, and long-term incentive in the form of stock options. The Company has established a strong link between pay and performance by emphasizing variable components of the plan, that is, annual incentive bonus and stock options.

Base Salary

   The Committee determines base salaries for executive officers on the basis of a number of factors, including an assessment of competitive compensation levels for similar-size manufacturing companies performed by an independent consulting firm, the Company's financial condition, any changes in job responsibilities, and the performance of each executive. Executive officer base salaries generally are set to correspond to the 60th percentile of the comparable competitive compensation data.

Annual Incentive Bonus

   Executive officers are eligible to receive annual incentive compensation equivalent to a specified percentage of their salaries under the Company's bonus plan. The Company establishes bonus payout targets (ranging from 30% to 60% of base salary) that are designed to bring the level of total annual cash compensation (base salary plus annual incentive bonus) to the 75th percentile for comparable positions at similar-size manufacturing companies when superior performance is achieved. Performance is measured at the corporate, business unit, and individual level. The total potential bonus for each executive is broken down into several factors as appropriate for that executive's area of responsibility. Each factor is then weighted with emphasis placed on profitability measures. These factors, and the relative weight given to each factor, vary with each executive officer in the Committee's sole discretion. For each factor, the Committee establishes a threshold, target and outstanding goal. No bonus is paid for performance below threshold levels. Bonuses for threshold performance are paid at 50% of the targeted levels. Bonuses for outstanding performance are paid at 200% of targeted levels for the Chief Executive Officer and President, and 150% of targeted levels for all other executive officers. The total bonus paid each executive is thus a weighted average of each factor, adjusted for performance against a predefined target for that factor.

Long-term Incentive (Stock Options)

   Generally, the Company awards stock options to executive officers on an annual basis. Each grant is designed to align the interests of executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Awards to specific employees, including the Chief Executive Officer, are made on the basis of each employee's job responsibilities and recommendations of the executive officers of the Company concerning the individual's contributions (both historical and potential) to the success of the Company, without regard to prior awards of stock option grants. These recommendations also take into consideration competitive practice for stock option grants as determined by an independent compensation consultant from survey information. The survey information encompasses data on both competitive grant levels for individual executives and total options granted as a percentage of shares outstanding.

Compensation of Chief Executive Officer

   Mr. Conway is a founder of the Company and has served as its Chief Executive Officer and Chairman of the Board since its incorporation in 1969. Mr. Conway's base salary and annual incentive bonus are set by the Committee using the same policies and criteria used for other executive officers. In setting Mr. Conway's salary for fiscal 1998, the Committee considered competitive information for similar sized manufacturing companies provided by an independent compensation consultant and the Company's financial performance. Mr. Conway is currently paid at the targeted competitive position base salary, which has been set by the Committee at the 60th percentile of the comparable competitive compensation data.

   Mr. Conway's bonus potential is designed to bring his total annual cash compensation to the 75th percentile for comparable positions at similar sized manufacturing companies. For Mr. Conway, this targeted bonus equated to 60% of his base salary in fiscal 1998. Mr. Conway's fiscal 1998 bonus was based on the achievement of two separate corporate goals: net sales (weighted 30%) and corporate profitability (weighted 70%). The compensation plan for fiscal 1998 was designed to encourage aggressive operating profit growth over the prior year. The Company performed below its threshold performance level in fiscal 1998. As a result, Mr. Conway received no bonus in fiscal 1998.

Tax Limitation

   As a result of federal tax legislation enacted in 1993, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. It is not expected that the compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting, the Company obtained shareholder approval for certain amendments to the Company's Option Plan which were designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation. As a result, the Company believes that stock options granted to its executives qualify for the performance-based exception to the deduction limit. However, there can be no assurance that the options will so qualify. In addition, future amendments to the Company's Option Plan may be necessary to preserve such qualification in the future.

   The cash compensation paid to the Company's executive officers for the fiscal 1998 year did not exceed the $1 million limit per officer, nor is the cash compensation to be paid to the Company's executive officers for the 1999 fiscal year expected to reach that level. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limitation, the Compensation Committee has decided not to take action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                  SUBMITTED BY THE
                  COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS

                     - Eugene G. Glover
                     - Walter W. Faster
                     - Michael Nakonechny
                     - Byron G. Shaffer
                     - Dr. Richard W. Young


Stock Performance Graph

The following graph compares the yearly percentage changes in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Market Value Index and the Media General Financial Services Medical Instruments and Supplies Index ("MG Index") during the five fiscal years ended March 31, 1998. The comparison assumes $100 was invested on March 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

             COMPARISON OF 5-YEAR CUMULATIVE RETURN


________________________________________________________________

                                   Legend
Symbol     Index      3/31/93 3/31/94  3/31/95   3/31/96   3/31/97  3/31/98
       Company         100.0   110.4    215.6     379.9     353.1    452.2
       NASDAQ Index    100.0   115.6    122.6     164.9     184.5    278.8
       MG Index        100.0    89.9    122.8     181.6     172.0    243.6

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Company Stock Performance Graph are not to be incorporated by reference into any such filings; nor are such Report or Graph to be incorporated by reference into any future filings.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former officer or employee of the Company or any of its subsidiaries, except for Mr. Glover, who was Founder and Vice President, Engineering of the Company from 1969 to October 1986.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that, due to an administrative error, Mr. Purkait filed a Form 4 late with respect to one transaction.


                      CERTAIN TRANSACTIONS

   In 1991 the Company entered into an exclusive license agreement with Rochester Medical Corporation ("Rochester") to market and distribute certain external catheter products developed by Rochester. The Company purchased $2,400,000 in products under the agreement in fiscal year 1998. Certain directors and executive officers of Rochester, a public company, are siblings of Christopher J. Conway, the Chairman of Mentor Corporation.


                     ADDITIONAL INFORMATION

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 as filed with the Securities and Exchange Commission is available without charge by writing to the Company's principal executive office.


     Please mark, sign, date and return promptly the enclosed proxy provided. The signing of a proxy will not prevent you from attending the meeting in person.


                                    BY ORDER OF THE BOARD OF
DIRECTORS




                                    Anthony R. Gette
                                    Secretary

Dated:  July 31, 1998